As filed with the Securities and Exchange Commission on June 3, 2016
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________________

OLD POINT FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
______________________________

Virginia	54-1265373
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 West Mellen Street
Hampton, Virginia (Address of principal executive offices)	23663 (Zip Code)

Old Point Financial Corporation Employee Stock Purchase Plan
 (Full title of the plan)

Robert F. Shuford, Sr.
Chairman, President & Chief Executive Officer
Old Point Financial Corporation
1 West Mellen Street
Hampton, Virginia 23663
 (757) 728-1200
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Susan S. Ancarrow, Esq.
Troutman Sanders LLP
1001 Haxall Point
Richmond, Virginia 23219
(804) 697-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $5 per share	250,000	$19.44125	$4,860,312.50	$489.44

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock, par value $5 per share ("Common Stock"), of Old Point Financial Corporation (the "Registrant"), which may be offered and issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, combinations of shares, spin-offs, recapitalizations, mergers and other capital adjustments.

(2)
Pursuant to Rule 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based on the average of the high and low prices of the Registrant's Common Stock as reported on The NASDAQ Stock Market LLC on May 26, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.          PLAN INFORMATION.*

ITEM 2.          REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the respective participants in the plan covered by this Registration Statement and as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement as of their respective dates of filing:

(1)	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Commission on March 11, 2016;

(2)	The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 filed with the Commission on May 10, 2016;

(3)	The Registrant's Current Reports on Form 8-K filed with the Commission on March 17, 2016 and May 31, 2016 (other than for portions of those documents deemed to be furnished and not filed); and

(4)
The description of the Registrant's Common Stock, contained in the Registrant's Current Report on Form 8-K filed with the Commission on May 31, 2016, and any further amendment or report filed for the purpose of updating such description.

All documents filed subsequent to the date of this Registration Statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters any shares of such Common Stock then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.          DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Title 13.1, Chapter 9, Article 10 of the Code of Virginia of 1950, as amended, permits a Virginia corporation to indemnify any of its directors or officers in certain circumstances. The Code of Virginia permits the Registrant to indemnify any of its directors or officers if he acted in good faith and in a manner which he believed to be in the best interest of the Registrant, and, in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Unless ordered by a court, the Registrant cannot indemnify a director or officer in connection with a proceeding by or in the right of the Registrant except for reasonable expenses incurred in connection with the proceeding if it is determined that he acted in good faith and in a manner which he believed to be in the best interest of the Registrant or in connection with any other proceeding charging improper personal benefit to the director or officer, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that a personal benefit was improperly received by him.

Furthermore, unless limited by its articles of incorporation, the Code of Virginia requires a Virginia corporation to indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The Code of Virginia also authorizes a Virginia corporation to purchase and maintain insurance on behalf of an individual who is or was a director or officer of a corporation, or who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against, or incurred by, him in any such capacity or arising from his status as a director or officer, whether or not the corporation would have the power to indemnify him against such liability as provided above.

 The Code of Virginia also provides that a Virginia corporation  may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-adopted bylaw or resolution,  except an indemnity against willful misconduct or a knowing violation of the criminal law. The Articles of Incorporation of the Registrant, as amended, provide that, to the full extent permitted by the Code of Virginia, each director and officer shall be indemnified by the Registrant against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been such director or officer, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, except in relation to matters as to which he shall have been finally adjudged liable by reason of his willful misconduct or a knowing violation of criminal law in the performance of his duty as such director or officer.

The Code of Virginia establishes a statutory limit on liability of directors and officers of a Virginia corporation for damages assessed against them in a proceeding brought by or in the right of the corporation or brought by or on behalf of the corporation's shareholders and authorizes a corporation to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation's articles of incorporation or bylaws; however, the liability of a director or officer shall not be limited if such director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law. As permitted by the Code of Virginia, the Articles of Incorporation of the Registrant, as amended, eliminate the liability for monetary damages of a director or officer in a proceeding brought by or in the right of the Registrant or brought by or on behalf of the Registrant's shareholders. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law.

The Registrant maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.          EXHIBITS.

For the list of exhibits, see the Exhibit Index to this Registration Statement, which is incorporated in this item by reference.

ITEM 9.          UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that: paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to applicable law, the Registrant's Articles of Incorporation or Bylaws, as such may be amended from time to time, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hampton, Commonwealth of Virginia, on June 3, 2016.

OLD POINT FINANCIAL CORPORATION (Registrant)

By:	/s/ Robert F. Shuford, Sr.
Name:	Robert F. Shuford, Sr.
Title:	Chairman, President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert F. Shuford, Sr. and Laurie D. Grabow, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in his capacity as a director or officer, or both, of Old Point Financial Corporation, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, including any amendment to this Registration Statement for the purpose of registering additional shares in accordance with General Instruction E to Form S-8, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act necessary or desirable to be done in connection with the above-described matters, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Robert F. Shuford, Sr. Robert F. Shuford, Sr.	Chairman, President & Chief Executive Officer and Director (Principal Executive Officer)	June 3, 2016
/s/ Laurie D. Grabow Laurie D. Grabow	Chief Financial Officer & Senior Vice President/Finance (Principal Financial and Accounting Officer)	June 3, 2016
/s/ Stephen C. Adams Stephen C. Adams	Director	June 3, 2016
/s/ James Reade Chisman James Reade Chisman	Director	June 3, 2016
/s/ Russell Smith Evans, Jr. Russell Smith Evans, Jr.	Director	June 3, 2016
/s/ Michael A. Glasser Michael A. Glasser	Director	June 3, 2016

/s/ Dr. Arthur D. Greene Dr. Arthur D. Greene	Director	June 3, 2016
/s/ John Cabot Ishon John Cabot Ishon	Director	June 3, 2016
____________________ William F. Keefe	Director
/s/ Tom B. Langley Tom B. Langley	Director	June 3, 2016
/s/ Dr. H. Robert Schappert Dr. H. Robert Schappert	Director	June 3, 2016
/s/ Robert F. Shuford, Jr. Robert F. Shuford, Jr.	Director	June 3, 2016
/s/ Ellen Clark Thacker Ellen Clark Thacker	Director	June 3, 2016
/s/ Joseph R. Witt Joseph R. Witt	Director	June 3, 2016

EXHIBIT INDEX
Exhibit Number	Description of Exhibit
4.1.1
Articles of Incorporation of Old Point Financial Corporation, as amended June 22, 2000 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K filed with the Commission on March 12, 2009)

4.1.2
Articles of Amendment to Articles of Incorporation of Old Point Financial Corporation, effective May 26, 2016 (incorporated herein by reference to Exhibit 3.1.1 to the Registrant's Current Report on Form 8-K filed with the Commission on May 31, 2016)

4.2
Bylaws of Old Point Financial Corporation, as amended and restated March 8, 2011 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the Commission on March 10, 2011)

4.3	Specimen stock certificate*
5.1	Opinion of Troutman Sanders LLP with respect to the validity of the Common Stock*
23.1	Consent of Troutman Sanders LLP (included as part of Exhibit 5.1 to the Registration Statement)*
23.2	Consent of Yount, Hyde & Barbour, P.C.*
24.1	Powers of Attorney (included as part of the signature page of the Registration Statement)*
99.1
Old Point Financial Corporation Employee Stock Purchase Plan (incorporated herein by reference to Appendix B to the Registrant's definitive proxy statement on Schedule 14A filed with the Commission on April 14, 2016)

99.2	Old Point Financial Corporation Employee Stock Purchase Plan Enrollment/Change/Withdrawal Form*
* Filed herewith.